Exhibit 21.1

Subsidiaries of The Valspar Corporation

The following are the significant subsidiaries of The Valspar Corporation. Where the name of the subsidiary includes the “Valspar” name, that subsidiary does business under the Valspar corporate name:

Place of Incorporation
Engineered Polymer Solutions, Inc. (engaged in the manufacture and sale of paints, coatings, polymers and colorants itself and through 2 foreign subsidiaries)	Delaware

Plasti-Kote Co., Inc.	Ohio

Valspar Coatings Finance Corporation	Minnesota

Valspar Finance Corporation	Minnesota

Valspar Inc.	Canada

Valspar Refinish, Inc.	Mississippi

Valspar Sourcing, Inc.	Minnesota

Valspar Mexicana, S.A. de C.V. (engaged in the manufacture and sale of paints and coatings itself and through 2 foreign subsidiaries)	Mexico

The Valspar Corporation Limitada	Brazil

Isocoat Tintas e Vernizes Limitada	Brazil

Valspar (Uruguay) Corporation S.A.	Uruguay

Valspar B.V. (engaged in the manufacture and sale of paints itself and through 1 foreign subsidiary)	The Netherlands

The Valspar (Nantes) Corporation, S.A.S.	France

The Valspar (France) Corporation, S.A.S.	France

The Valspar (France) Research Corporation, S.A.S.	France

Valspar Industries GmbH	Germany

The Valspar (Germany) GmbH	Germany

The Valspar (UK) Holding Corporation, Limited	United Kingdom

The Valspar (UK) Corporation, Limited	United Kingdom

Plasti-kote Limited	United Kingdom

Valspar Powder Coatings Limited	United Kingdom

The Valspar (Switzerland) Corporation AG	Switzerland

The Valspar (Finland) Corporation Oy	Finland

The Valspar (Spain) Corporation S.R.L.	Spain

The Valspar (Italy) Corporation S.r.l.	Italy

Inver S.p.A. (engaged in the manufacture and sale of coatings itself and through 14 foreign subsidiaries)	Italy

Valspar (India) Coatings Corporation Private Limited	India

Valspar (South Africa) (Pty) Limited	South Africa

The Valspar (South Africa) Corporation (Pty) Limited	South Africa

Valspar Rock Company Ltd.	Japan

The Valspar (Singapore) Corporation Pte Limited	Singapore

The Valspar (Malaysia) Corporation Sdn Bhd	Malaysia

The Valspar (Thailand) Corporation Limited	Thailand

The Valspar (Vietnam) Corporation Limited	Vietnam

The Valspar (Asia) Corporation Limited	Hong Kong

The Valspar (H.K.) Corporation Limited	Hong Kong

Hua Run Paints Holdings Company Limited	Hong Kong

Valspar (Asia) Paints Holdings Limited	Hong Kong

Valspar (Asia) Industrial Holdings Limited	Hong Kong

Valspar (Asia) Trading Holdings Limited	Hong Kong

Valspar (Asia) Operations Holdings Limited	Hong Kong

Huarun Trading (China) Co., Ltd.	Hong Kong

Valspar Hong Kong Holdings Limited	Hong Kong

Valspar (Shanghai) Management Co., Ltd.	PRC

Dongguan Lilly Paint Industries Limited	PRC

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Valspar Coatings (Shanghai) Co. Ltd.	PRC

Guangdong Yuegang Dadi Paints Co. Ltd.	PRC

Dongguan Huarun Paints Co., Ltd.	PRC

Foshan Shunde Yueda Chemical Trading Company Limited	PRC

Valspar Huarun Coatings (Guangdong) Co. Ltd.	PRC

Valspar Coatings (Guangdong) Co., Ltd.	PRC

Valspar Coatings (Shanghai) Co., Ltd.	PRC

Valspar Coatings (Tianjin) Co., Ltd.	PRC

Valspar Yueda Coatings (Foshan) Co., Ltd	PRC

Valspar (Australia) Acquisition Corporation Pty Limited	Australia

Valspar (Australia) Holdings Pty Limited	Australia

The Valspar (Australia) Corporation Pty Limited	Australia

Valspar Paint Holdings (Australia) Pty Limited	Australia

Valspar Paint (Australia) Pty Ltd	Australia

Valspar Paint Services Pty Ltd	Australia

Valspar (WPC) Pty Ltd	Australia

Valspar Automotive Australia Pty Limited	Australia

Valspar Paint (NZ) Limited	New Zealand

The Valspar (New Zealand) Corporation, Ltd.	New Zealand

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

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